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EXHIBIT 21.1 SUBSIDIARIES OF REGISTRANT
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                                                                                 JURISDICTION OF
NAME                                                                              INCORPORATION
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
ACEO Technology, Inc............................................................  California
Analogy France, EURL............................................................  France
Analogy Sweden, SA..............................................................  Sweden
Analogy UK, Ltd.................................................................  United Kingdom
Analogy, Inc....................................................................  Oregon
Angel Hi Tech Limited...........................................................  Bermuda
AvanSmart, Inc..................................................................  Delaware
Avant! Asia Investment Holdings.................................................  BVI
Avant! China Holdings Ltd.......................................................  Bermuda
Avant! Corporation Srl..........................................................  Italy
Avant! Corporation, Ltd.........................................................  United Kingdom
Avant! Distribution Limited.....................................................  Ireland
Avant! Export FSC, Inc..........................................................  Barbados
Avant! Global Investment Holdings Ltd...........................................  Bermuda
Avant! Global Technologies Limited..............................................  Bermuda
Avant! GMBH.....................................................................  Germany
Avant! Hi-Tech..................................................................  Taiwan
Avant! Japan KK.................................................................  Japan
Avant! Korea, Inc...............................................................  Korea
Avant! Manufacturing Limited....................................................  Ireland
Avant! Microelectronic (Shanghai) Co., Ltd......................................  China
Avant! Software (Israel)........................................................  Israel
Avant! Taiwan Holding Ltd.......................................................  Bermuda
Avant! Worldwide Holdings Ltd...................................................  Bermuda
AvanWise, Inc...................................................................  Delaware
Compass Design Automation, EURL.................................................  France
Compass Design Automation, International BV.....................................  Netherlands
Compass Design Automation, KK...................................................  Japan
Compass Design Automation, Korea................................................  Korea
Compass Foreign Sales Corporation...............................................  Barbados
Crystal Investment (Taiwan) Corporation.........................................  Taiwan
Crystal VC......................................................................  Cayman Island
Galax!, Inc.....................................................................  Delaware
Gemstone Corporation, LLC.......................................................  Delaware
interHDL Design Corporation.....................................................  California
ISS Software, Inc...............................................................  California
Meta-Software SA................................................................  Switzerland
Nexus IC Asia...................................................................  Cayman Island
Nexus IC........................................................................  Cayman Island
Technology Modeling Associates Ltd..............................................  United Kingdom
The Avant Foundation............................................................  California
WIT World Institute of Technology...............................................  California
Xynetix Design Systems, GMBH....................................................  Germany
Xynetix Design Systems, Ltd.....................................................  United Kingdom
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